Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS SECOND-QUARTER 2010 RESULTS

Acquisition of Interactive Data Now Expected to Close Within the Next Several Weeks

BEDFORD, Mass – July 19, 2010 – Interactive Data Corporation (NYSE: IDC) today reported its financial results for the second quarter ended June 30, 2010. Interactive Data’s second-quarter 2010 revenue was $194.0 million, a 4.9% increase over $185.0 million in the second quarter of 2009. Income from operations in the second quarter of 2010 was $35.5 million, compared with $50.6 million in the same period one year ago. Net income attributable to Interactive Data for the second quarter of 2010 was $25.2 million, or $0.26 per diluted share, compared with net income of $33.1 million, or $0.34 per diluted share, in the second quarter of 2009.

“Interactive Data’s second-quarter 2010 revenue growth of 4.9% primarily reflects improving organic revenue performance as well as the contribution from our recent acquisitions,” stated Ray D’Arcy, Interactive Data’s president and chief executive officer. “We continue to be pleased with the ongoing strength displayed within our fixed income evaluations and reference data services, particularly in the U.S. In addition, we continued to experience growth in our web-based solutions and fixed income analytics product areas. Our overall progress was partly offset by challenges that persist in certain parts of our business, such as our eSignal services for active traders and our real-time market data services. We maintained solid underlying profitability in the second quarter of 2010, although a number of factors resulted in higher operating costs and make comparisons difficult with income from operations in the second quarter and first six months of 2009.”

The following factors impacted Interactive Data’s 2010 second-quarter income from operations performance and affect comparability with prior-year periods:

•	$11.9 million in second-quarter 2010 costs related to the Company’s previously announced agreement to be acquired by Silver Lake and Warburg Pincus;

•

Higher expenses related to certain incentive bonus compensation programs that are now in place after being substantially reduced in the second quarter of 2009 primarily because certain financial targets were not met last year. In addition, annual merit-based salary increases were implemented in January 2010 after being eliminated in 2009;

•

Higher depreciation and amortization expense, the impact of costs associated with recently acquired businesses, and the phasing of hiring to expand the Company’s fixed income evaluated pricing organization during the second half of 2009; and

•

An out-of-period accounting adjustment of $10.9 million that decreased second-quarter 2009 revenue by approximately $2.3 million and increased 2009 second-quarter total costs by approximately $8.6 million.

D’Arcy concluded, “Since announcing our agreement to be acquired by Silver Lake and Warburg Pincus in early May, we have made substantial progress toward completing this transaction and now anticipate that it will close within the next several weeks. We look forward to transitioning our ownership structure and we plan to work closely with Silver Lake and Warburg Pincus in ways that will enable us to continue expanding our business and delivering exceptional value to our customers worldwide.”

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported second-quarter 2010 revenue of $125.0 million, an increase of $1.9 million, or 1.5%, over the prior year’s second quarter. Excluding the effects of foreign exchange and intercompany eliminations related to the December 2009 acquisition of certain Online Financial Solutions (OFS) assets, second-quarter 2010 organic revenue for this business increased by $2.6 million, or 2.1%, from the same period last year. Growth for this business primarily reflected ongoing strength in its fixed income evaluated pricing offerings and complementary reference data services mainly in the U.S. During the second quarter of 2010, the Pricing and Reference Data business enhanced its evaluated pricing offerings with new coverage and complementary services, broadened the capabilities for its interest rate swap service, and introduced new technology and internal workflows to enhance its award-winning global Corporate Actions Service. In addition, this business announced progress in expanding its customer base for its new Options Volatility ServiceSM and for its complex OTC derivatives and structured products valuations.

•

Interactive Data Real-Time Services generated second-quarter 2010 revenue of $40.5 million, an increase of $7.6 million, or 23.3%, over the same quarter last year (or an increase of $8.6 million, or 26.1% before the effects of foreign exchange). Organic revenue for Interactive Data Real-Time Services, which excludes the effects of foreign exchange, the contribution of the acquired OFS assets and related intercompany eliminations, and the first full quarter contribution from the 7ticks assets that were acquired in mid-January 2010, increased 5.6% from the same period last year. The change in organic revenue is due to the impact of the 2009 out-of-period accounting adjustment, which reduced revenue by $2.3 million in the second quarter of 2009 (see pages 3 and 14 for additional details). Interactive Data’s customized, hosted web-based solutions product area experienced strong organic revenue growth in the U.S. and improved performance in Europe. During the second quarter, this business made tangible progress integrating the OFS assets it acquired in late 2009, building out its 7ticks network infrastructure and expanding its customer base for 7ticks services.

•

Interactive Data Fixed Income Analytics reported revenue for the second quarter of 2010 of $8.5 million, an increase of $0.3 million, or 3.5%, from last year’s second quarter. During the second quarter, this business continued to enhance its flagship BondEdge® offering, including more tightly integrating BondEdge with leading trade order management solutions.

Active Trader Services Segment:

•

eSignal’s second-quarter 2010 revenue of $20.0 million decreased by $0.8 million, or 3.8%, from the second quarter of 2009 (or a decline of $0.7 million, or 3.3%, before the effects of foreign exchange). The decline in eSignal revenue reflects a 2.6% decrease in the eSignal direct subscriber base to approximately 55,700 terminals as well as lower advertising revenue. During the second quarter, eSignal upgraded its Market-Q offering with enhanced content, tools and navigation that are designed to empower wealth managers and futures traders to help them make informed investment decisions.

Revenue by Geography:

•

Interactive Data’s total North American second-quarter 2010 revenue of $142.0 million, grew by 7.4% over the same period last year due primarily to the contributions from acquisitions, and sustained organic revenue growth in its fixed income evaluated pricing and reference data product area, as well as good performances for its fixed income analytics and web-based solutions product areas. Excluding revenue and related intercompany eliminations associated with the Company’s acquisitions, Interactive

Data’s total North American second-quarter 2010 organic revenue grew 2.4%. The Company’s second-quarter 2010 revenue in Europe declined by 2.3% to $44.4 million from the second quarter one year ago. Excluding the effects of foreign exchange, second-quarter 2010 organic revenue in Europe grew by 2.7% primarily due to the above-mentioned out-of-period accounting adjustment, which reduced revenue by $2.3 million in the second quarter of 2009. Interactive Data’s Asia-Pacific revenue of $7.6 million in the second quarter of 2010 grew 3.5% from the second quarter of 2009. Excluding the effects of foreign exchange, Asia-Pacific organic revenue declined by 5.1% during the second quarter of 2010 due primarily to softer usage revenue trends in the region.

•

A table comparing revenue by geography, including the impact of foreign exchange as a percentage of total revenue for the three months and six months ended June 30, 2010 and 2009, for each of Interactive Data’s major geographic regions has been included on page 12 of this press release.

Other Second-Quarter 2010 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s second-quarter 2010 revenue was unfavorably impacted by $1.7 million due to the effects of foreign exchange resulting from a stronger US dollar in comparison with the second quarter of 2009. Second-quarter 2010 revenue before the effects of foreign exchange grew by $10.6 million, or 5.7%, over the same period in 2009. Total costs and expenses in the second quarter of 2010 were reduced by $1.8 million as a result of the effects of foreign exchange. Second-quarter 2010 total costs and expenses before the effects of foreign exchange increased by $25.8 million, or 19.2%, over the second quarter of 2009.

•

A table comparing the average foreign exchange rates during the three months and six months ended June 30, 2010 versus the comparable periods of 2009 in three of the Company’s primary overseas currencies (as measured against the U.S. dollar) is provided on page 14 of this press release.

Cash Position:

•	As of June 30, 2010, Interactive Data had no outstanding debt and had cash, cash equivalents and marketable securities of $347.1 million.

•

Consistent with the terms of the Company’s agreement to be acquired by Silver Lake and Warburg Pincus, there were no regular quarterly dividends or special dividends to stockholders declared or paid during the second quarter of 2010, nor did the Company repurchase its common stock during the second quarter of 2010.

Second-Quarter 2009 Out-of-Period Accounting Adjustment

•

Interactive Data’s results for second quarter of 2009 included a $10.9 million out-of-period accounting adjustment related to the write-down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation. The out-of-period accounting adjustment decreased second-quarter 2009 revenue by approximately $2.3 million and increased 2009 second-quarter total costs by approximately $8.6 million. A table summarizing the out-of-period accounting adjustment and its allocation to earlier reporting periods has been included on page 14 of this press release.

First-Half 2010 Results

•

For the first six months ended June 30, 2010, Interactive Data reported revenue of $390.9 million, an increase of $19.8 million, or 5.3%, from $371.0 million in the same period last year. Foreign exchange increased first-half 2010 revenue by $3.3 million and acquisitions, net of intercompany eliminations, contributed $12.2 million during that same period. Excluding the effects of foreign exchange and the net impact of acquisitions, organic revenue grew by 1.2% during the first half of 2010. Total costs and expenses increased $38.8 million, or 14.2%, to $310.9 million in the first half of 2010. Net income attributable to Interactive Data during the first half of 2010 was $54.7 million, or $0.56 per diluted share, versus $65.1 million, or $0.68 per diluted share, in the comparable period of 2009. The effective tax rate for first half of 2010 was 32.3% compared with 34.8% in the same period last year.

Acquisition of Interactive Data by Silver Lake and Warburg Pincus:

•

On May 4, 2010, Interactive Data announced a definitive agreement for the Company to be acquired by investment funds managed by Silver Lake and Warburg Pincus in a transaction with a total value of $3.4 billion. Under the agreement, Interactive Data’s stockholders will receive $33.86 in cash for each share of Interactive Data common stock they own. Completion of the transaction, which remains subject to certain closing conditions, is expected to occur within the next several weeks.

Non-GAAP Information

In an effort to provide investors with additional information regarding our results on a generally accepted accounting principles (GAAP) basis, we also disclose the following non-GAAP information, which management believes provides the following useful information to investors:

•

Management refers to growth rates at constant foreign currency exchange rates so that business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue growth, which excludes the contribution of businesses recently acquired, related intercompany eliminations and the effects of foreign currency exchange rates because management believes that facilitating period-to-period comparisons of our organic revenue growth on a constant dollar basis better reflects actual underlying business trends. As part of determining organic growth, management refers to revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal businesses. Management uses this information for evaluating its business, and for forecasting and planning purposes. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding core total costs and expenses which excludes total costs and expenses associated with businesses recently acquired, and the effects of foreign exchange because management believes changes in our core total costs and expenses on a constant dollar basis better reflect actual trends in the core businesses.

•

Management includes information regarding non-GAAP income from operations, which excludes revenue and costs and expenses associated with recently acquired businesses, intercompany eliminations and the effects of foreign exchange because management believes changes in our non-GAAP income from operations on a constant dollar basis better reflect actual underlying business trends in the core businesses.

The above measures are non-GAAP financial measures and should not be considered in isolation from (and are not intended to represent an alternative measure of) revenue, total costs and expenses, income from operations, net income or cash flows provided by operating activities, each as determined in accordance with GAAP. In addition, the above measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities. These statements include the following: that we now anticipate that the acquisition of Interactive Data by Silver Lake and Warburg Pincus will close within the next several weeks and our plans to work closely with Silver Lake and Warburg Pincus in ways that will enable us to continue expanding our business and delivering exceptional value to our customers worldwide. Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (iii) a decline in activity levels in the securities markets; (iv) the intensity of competition from competitors with greater financial, technical, or marketing resources than ours and their strategic response to new or emerging technologies, changes in the industry, changes in customer needs or demands, or our services and offerings; (v) the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals required for the transaction; (vi) the failure to consummate or a delay in consummating the transaction for other reasons; (vii) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities or recurrent incidents of untimely delivery of services that could cause our customers to seek to obtain services from other suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the impact of the merger transaction on our ability to attract and retain key personnel, on our sales, including the length of our sales cycles, and on our total costs and expenses; (xi) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete; (xii) we may not be able to develop new or enhanced services or offerings in a timely manner, or at all, in response to evolving market demands; (xiii) overall economic conditions, including the availability of credit to finance the merger transaction; (xiv) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (xv) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xvi) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xvii) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xviii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (ixx) the risks of doing business internationally; (xx) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Additional Information and Where To Find It

In connection with the proposed transaction whereby Interactive Data will be acquired by Silver Lake and Warburg Pincus, Interactive Data has filed a definitive information statement with the SEC. The information statement has been mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE MERGER. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein has been included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings can help clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has more than 2,400 employees in offices worldwide. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, is Interactive Data’s majority stockholder.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Senior Manager, Public Relations
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	Change	2010	2009	Change

REVENUE	$193,970	$184,992	4.9%	$390,858	$371,026	5.3%
COSTS AND EXPENSES:
Cost of services	67,119	66,404	1.1%	134,802	126,829	6.3%
Selling, general and administrative	73,165	52,884	38.3%	139,712	115,531	20.9%
Depreciation	9,743	7,562	28.8%	19,300	14,679	31.5%
Amortization	8,407	7,558	11.2%	17,050	15,071	13.1%

Total costs and expenses	158,434	134,408	17.9%	310,864	272,110	14.2%

INCOME FROM OPERATIONS	35,536	50,584	-29.7%	79,994	98,916	-19.1%
Interest income	508	514	-1.2%	811	1,160	-30.1%

INCOME BEFORE INCOME TAXES	36,044	51,098	-29.5%	80,805	100,076	-19.3%
Income tax expense	10,887	17,919	-39.2%	26,123	34,849	-25.0%

NET INCOME	25,157	33,179	-24.2%	54,682	65,227	-16.2%
Less: Net income attributable to noncontrolling interest	—	(65)	100%	—	(172)	100.0%

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$25,157	$33,114	-24.0%	$54,682	$65,055	-15.9%

EARNINGS PER SHARE- INTERACTIVE DATA CORPORATION:
Basic	$0.26	$0.35	-25.7%	$0.58	$0.69	-15.9%
Diluted	$0.26	$0.34	-23.5%	$0.56	$0.68	-17.6%
Cash dividends declared per common share*	$—	$0.20	-100.0%	$0.20	$0.20	0.0%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	95,263	94,018	1.3%	94,922	93,856	1.1%
Diluted	98,188	96,312	1.9%	97,683	96,159	1.6%

*	The payment of certain quarterly cash dividends did not necessarily occur in the quarter in which it was declared. There were no dividends declared or paid in the second quarter of 2010. Under the terms of the Company’s agreement to be acquired by Silver Lake and Warburg Pincus, Interactive Data is prohibited from declaring future regular quarterly dividends or any special dividends to stockholders.

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$272,936	$209,946
Marketable securities	74,118	96,077
Accounts receivable, net	121,485	108,349
Prepaid expenses and other current assets	20,541	21,810
Deferred income taxes	13,930	6,532

Total current assets	503,010	442,714

Property and equipment, net	123,607	123,245
Goodwill	581,129	570,256
Intangible assets, net	127,613	138,988
Other assets	6,303	5,968

Total Assets	$1,341,662	$1,281,171

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$17,493	$20,957
Accrued liabilities	86,004	76,195
Payables to affiliates	3,431	1,999
Income taxes payable	16,478	4,500
Deferred revenue	32,400	34,586

Total current liabilities	155,806	138,237

Income taxes payable	11,211	10,986
Deferred tax liabilities	32,833	33,871
Other liabilities	24,246	15,971

Total Liabilities	224,096	199,065

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	954	1,046
Additional paid-in-capital	922,886	1,019,133
Treasury stock, at cost	—	(221,246)
Accumulated earnings	222,407	279,096
Accumulated other comprehensive (loss) income	(28,681)	4,077

Total Interactive Data Corporation stockholders’ equity	1,117,566	1,082,106
Noncontrolling interest	—	—

Total Equity	1,117,566	1,082,106

Total Liabilities and Equity	$1,341,662	$1,281,171

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Six Months Ended
	June 30,
	2010	2009
Cash flows provided by (used in) operating activities:
Net income	$54,682	$65,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,350	29,750
Amortization of discounts and premiums on marketable securities, net	725	955
Deferred income taxes	(7,004)	(2,152)
Excess tax benefits from stock-based compensation	(1,903)	(1,307)
Stock-based compensation	6,657	9,237
Provision for doubtful accounts and sales credits	1,053	1,233
Loss on dispositions of fixed assets	117	410
Changes in operating assets and liabilities, net	11,065	(17,273)

NET CASH PROVIDED BY OPERATING ACTIVITIES	101,742	86,080

Cash flows provided by (used in) investing activities:
Purchase of fixed assets	(21,976)	(15,488)
Acquisition of business	(29,933)	(3,231)
Purchase of marketable securities	(64,150)	(122,019)
Proceeds from maturities of marketable securities	85,360	101,063

NET CASH USED IN INVESTING ACTIVITIES	(30,699)	(39,675)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	23,149	8,803
Purchase of treasury stock	—	(6,886)
Common stock cash dividends paid	(18,964)	(37,615)
Excess tax benefits from stock-based compensation	1,903	1,307

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,088	(34,391)

Effect of change in exchange rates on cash and cash equivalents	(14,141)	8,757

NET INCREASE IN CASH AND CASH EQUIVALENTS	62,990	20,771
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	209,946	154,162

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$272,936	$174,933

RECONCILIATION OF NON-GAAP MEASURES

Revenue Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions*

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	Change	2010	2009	Change
Revenue
Institutional Services:
Pricing and Reference Data	$125,049	$123,190	1.5%	$251,546	$245,021	2.7%
Real-Time Services	40,467	32,832	23.3%	81,982	67,760	21.0%
Fixed Income Analytics	8,452	8,169	3.5%	17,081	16,362	4.4%

Institutional Services total	173,968	164,191	6.0%	350,609	329,143	6.5%

Active Trader Services:
eSignal	20,002	20,801	-3.8%	40,249	41,883	-3.9%

Active Trader Services total	20,002	20,801	-3.8%	40,249	41,883	-3.9%

Total revenue	193,970	184,992	4.9%	390,858	371,026	5.3%

Effects of foreign exchange
Institutional Services:
Pricing and Reference Data	607	—	—	(2,180)	—	—
Real-Time Services	937	—	—	(740)	—	—
Fixed Income Analytics	4	—	—	(2)	—	—

Institutional Services total	1,548	—	—	(2,922)	—	—

Active Trader Services:
eSignal	108	—	—	(345)	—	—

Active Trader Services total	108	—	—	(345)	—	—

Total effects of foreign exchange	1,656	—	—	(3,267)	—	—

Non-GAAP revenue before effects of foreign exchange	195,626	184,992	5.7%	387,591	371,026	4.5%

Acquisition-related revenue
Acquisition-related revenue - OFS	(3,206)	—	—	(6,608)	—	—
Acquisition-related revenue - 7ticks	(3,656)	—	—	(6,109)	—	—

Total effects of acquisition-related revenue	(6,862)	—	—	(12,717)	—	—

Non-GAAP revenue before effects of foreign exchange and acquisition-related revenue	188,764	184,992	2.0%	374,874	371,026	1.0%

Intercompany eliminations - OFS	—	(266)	—	—	(509)	—

Non-GAAP revenue before above factors*	188,764	184,726	2.2%	374,874	370,517	1.2%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Pricing and Reference Data Revenue

Before Effects of Foreign Exchange and Intercompany Eliminations

Resulting from Acquisitions

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Interactive Data Pricing and Reference Data revenue	$125,049	$123,190	1.5%	$251,546	$245,021	2.7%
Effects of foreign exchange	607	—	—	(2,180)	—	—

	$125,656	$123,190	2.0%	$249,366	$245,021	1.8%
Intercompany eliminations - OFS	—	(131)	—	—	(239)	—

Non-GAAP revenue before above factors*	$125,656	$123,059	2.1%	$249,366	$244,782	1.9%

*	Also referred to in this news release as organic revenue

Interactive Data Real-Time Services Revenue

Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Interactive Data Real-Time Services revenue	$40,467	$32,832	23.3%	$81,982	$67,760	21.0%
Effects of foreign exchange	937	—	—	(740)	—	—

Non-GAAP revenue before effects of foreign exchange	$41,404	$32,832	26.1%	$81,242	$67,760	19.9%
Acquisition-related revenue - OFS	(3,206)	—	—	(6,608)	—	—
Acquisition-related revenue - 7ticks	(3,656)	—	—	(6,109)	—	—
Intercompany eliminations - OFS	—	(135)	—	—	(270)	—

Non-GAAP revenue *	$34,542	$32,697	5.6%	$68,525	$67,490	1.5%

*	Also referred to in this news release as organic revenue

Interactive Data Fixed Income Analytics Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Interactive Data Fixed Income Analytics revenue	$8,452	$8,169	3.5%	$17,081	$16,362	4.4%
Effects of foreign exchange	4	—	—	(2)	—	—

Non-GAAP revenue before effects of foreign exchange*	$8,456	$8,169	3.5%	$17,079	$16,362	4.4%

*	Also referred to in this news release as organic revenue

eSignal Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
eSignal revenue	$20,002	$20,801	-3.8%	$40,249	$41,883	-3.9%
Effects of foreign exchange	108	—	—	(345)	—	—

Non-GAAP revenue before effects of foreign exchange*	$20,110	$20,801	-3.3%	$39,904	$41,883	-4.7%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Revenue by Geography Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Related Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Revenue by Geography
North America	$141,980	$132,215	7.4%	$282,611	$265,217	6.6%
Europe	44,412	45,456	-2.3%	92,872	91,738	1.2%
Asia-Pacific	7,578	7,321	3.5%	15,375	14,071	9.3%

Total revenue	$193,970	$184,992	4.9%	$390,858	$371,026	5.3%

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Revenue by Geography as a percentage of revenue
North America	73.2%	71.5%	1.7%	72.3%	71.5%	0.8%
Europe	22.9%	24.6%	-1.7%	23.8%	24.7%	-1.0%
Asia-Pacific	3.9%	4.0%	-0.1%	3.9%	3.8%	0.1%

Total revenue	100.0%	100.0%	0.0%	100.0%	100.0%	0.0%

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Revenue - North America	$141,980	$132,215	7.4%	$282,611	$265,217	6.6%
Acquisition-related revenue - OFS	(3,206)	—	—	(6,608)	—	—
Acquisition-related revenue - 7ticks	(3,656)	—	—	(6,109)	—	—
Intercompany eliminations - OFS	—	(266)	—	—	(509)	—

Non-GAAP revenue*	$135,118	$131,949	2.4%	$269,894	$264,708	2.0%

* Also referred to in this news release as organic revenue

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Revenue - Europe	$44,412	$45,456	-2.3%	$92,872	$91,738	1.2%
Effects of foreign exchange	2,287	—	—	(1,624)	—	—

Non-GAAP revenue*	$46,699	$45,456	2.7%	$91,248	$91,738	-0.5%

* Also referred to in this news release as organic revenue

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Revenue - Asia Pacific	$7,578	$7,321	3.5%	$15,375	$14,071	9.3%
Effects of foreign exchange	(631)	—	—	(1,643)	—	—

Non-GAAP revenue*	$6,947	$7,321	-5.1%	$13,732	$14,071	-2.4%

* Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Total Costs and Expenses Before Effects of Acquisition-Related

Total Costs and Expenses, and Foreign Exchange

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change

Total costs & expenses	$158,434	$134,408	17.9%	$310,864	$272,110	14.2%

Effects of foreign exchange	1,814	—	—	(1,985)	—	—

Total costs & expenses before the effects of foreign exchange	160,248	134,408	19.2%	308,879	272,110	13.5%

Effects of foreign exchange primarily related to the revaluation of overseas bank balances	(438)	(1,201)	—	(403)	(1,928)	—

Total costs & expenses before all foreign exchange-related items	159,810	133,207	20.0%	308,476	270,182	14.2%

Acquisition-related costs & expenses
Total costs & expenses – OFS	(2,932)	—	—	(5,359)	—	—
Total costs & expenses – 7ticks	(5,514)	—	—	(9,614)	—	—
Total costs & expenses – TSL	(291)	—	—	(331)	—	—

	(8,737)	—	—	(15,304)	—	—

Non-GAAP costs & expenses before above factors	151,073	133,207	13.4%	293,172	270,182	8.5%

Costs associated with review of strategic alternatives	(11,894)	—	—	(15,295)	—	—

Total non-GAAP total costs & expenses before above factors	$139,179	$133,207	4.5%	$277,877	$270,182	2.8%

Income from Operations* Before Effects of Acquisitions and Foreign Exchange

(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change

Non-GAAP revenue before above factors	$188,764	$184,726	2.2%	$374,874	$370,517	1.2%

Non-GAAP total costs and expenses before above factors	139,179	133,207	4.5%	277,877	270,182	2.8%

Non-GAAP income from operations	$49,585	$51,519	-3.8%	$96,997	$100,335	-3.3%

*	Also referred to in this news release as non-GAAP income from operations

SUPPLEMENTARY DATA

Average Foreign Exchange Rates

(1 Local Currency Unit to the U.S. dollar)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	$ Change	% Change	2010	2009	$ Change	% Change

GBP to USD	$1.49	$1.55	$(0.06)	-3.9%	$1.53	$1.49	$0.04	2.7%

EUR to USD	$1.27	$1.36	$(0.09)	-6.6%	$1.33	$1.33	$—	0.0%

AUD to USD	$0.88	$0.76	$0.12	15.8%	$0.89	$0.71	$0.18	25.4%

Out-of-Period Accounting Adjustment*

(In thousands)

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Total

Decrease in Revenue	$191	$1,694	$200	$209	$2,294

Increase in Total Costs and Expenses	1,308	6,554	611	122	8,595

Total	$1,499	$8,248	$811	$331	$10,889

*	The out-of-period accounting adjustment detailed above occurred in the second quarter of 2009 and it was related to write down of certain assets and the accrual of certain liabilities associated with the Company’s European real-time market data services operation within the Institutional Services Segment.